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                                                                  Exhibit 10.6
                                                   Lease No:____________________
                                                   Lease Date:__________________
                                                   Schedule No:_________________
                                                   Schedule Date:_______________

                              REPURCHASE AGREEMENT

         THIS AGREEMENT, entered into this _______________ day of_________, 199__, by and between National Applied Technologies ("Seller") and Zions Credit Corporation, a Utah Corporation ("Buyer").

                                  WITNESSETH:

         WHEREAS, Seller has concurrently herewith entered into a purchase order agreement with Buyer for the Sale to Buyer of _______________ ("Property"), which Buyer intends to lease to _______________ ("Lessee") under a Lease ("Lease") between Buyer, as Lessor, and the named Lessee, and

         WHEREAS, as further consideration inducing Buyer to acquire said Property from Seller, the parties hereto have entered into the agreements contained herein relating to the repurchase by Seller of the Property.

         NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and in consideration of the mutual covenants of the parties hereto, it is agreed and promised as follows:

         1. Should the Lessee default in the performance of any rental payments or other obligation imposed upon it under the Lease and should such default not be cured in the manner provided in said Lease, Seller hereby agrees that on or before the expiration of ten (10) days following the receipt of a written notice ("Ten-Day Notice") of Buyer's election to repossess said property under the terms of the Lease, Seller shall repurchase from Buyer all of the property without the necessity of Buyer pursuing any remedy it may have against Lessee, or any other person obligated to Buyer in connection with the Lease as a condition to Seller's obligations hereunder. Buyer agrees that it will furnish Seller with a copy of final notice of default that it may give to the Lessee concurrently with the giving of such notice.

         2. The total purchase price ("Repurchase Price") payable by Seller to Buyer upon the repurchase provided for in Paragraph 1 shall be computed as follows:

                 (a) The Repurchase Price shall be a maximum of $______ until the Lessee makes the first monthly rental payment due under the Lease.

                 (b) The Repurchase Price will be reduced to an amount equal to the account payoff amount based on the Rule of 78's interest calculation plus any other amounts under the lease for each monthly rental payment made by Lessee under the Lease.

                 (c) All property shall be subject to this repurchase obligation.

         3. Seller shall pay the full amount of the Repurchase Price to Buyer in cash, by certified funds, or cashier's check on or prior to the expiration of the Ten-Day Notice period provided for in Paragraph 1. Seller's obligations hereunder shall be absolute, regardless of the condition of the Property at the time Seller is called upon to repurchase the same.

         4. Upon payment of the Repurchase Price as provided for in Paragraph 3, Buyer shall deliver to Seller a Bill of Sale covering the property. Said Bill of Sale shall contain a warranty that Buyer has, as of the date thereof, good and sufficient title to all of the Property free and clear of all liens or encumbrances.

         5. Promptly upon the receipt of the Bill of Sale, Seller shall, at its own expense, remove the Property from the premises where the Lessee has located or left the same and Buyer shall not be responsible for any failure on the part of Lessee to surrender possession thereof to Seller or for any expenses incurred by Seller in repossessing the same. It shall be the sole responsibility of Seller to locate, repossess, and remove the Property from its then location and Buyer shall not be liable to Seller for any damage to the Property, regardless of cause, and whether or not occurring before or after the default of Lessee under the Lease. Buyer makes no warranty or representations of any kind regarding the Property. The Property is sold "as is" and "where is".


         6. If within ninety (90) days after the completion of the repurchase contemplated hereby in accordance with the terms hereof, Buyer does not commence an action against the Lessee for any rentals or damages then due to Buyer as a result of the Lessee's default under the Lease if requested by Seller, Buyer will assign to Seller all of its right, title and interest in, and to any claim it may have against the Lessee for such rentals or damages. Such assignment shall be deemed to be additional consideration for the monies paid by Seller to Buyer hereunder.

         7. Any notice required to be given hereunder shall be sent by United States mail, postage prepaid, to Seller at 744 South 400 East Orem, Utah 84058, and Buyer at Zions Credit Corporation, P.O. Box 3954, Salt Lake City, Utah 84110-3954 or at such other address as either party may specify by written notice to the other.

         8. In the event suit is instituted by Buyer against Seller to enforce any of the terms and conditions hereof, Seller agrees that, in the event Buyer is successful in any such action, to pay all Buyer's costs and expenses incurred in connection therewith, including reasonable attorney's fees.

         IN WITNESS WHEREOF, this instrument has been executed the day and year first above written.

                                  National Applied Computer Technologies
                                  _________________________________________
                                                    Seller

_________________________         By:______________________________________
         Witness
                                  Title:___________________________________

                                             ZIONS CREDIT CORPORATION
                                  _________________________________________
                                                      Buyer

                                  By:______________________________________

                                  Title:
                                        ___________________________________


         I, ________________________________________________, Secretary of
National Applied Computer Technologies, having custody of the corporate records of said corporation and of the minutes of its Board of Directors, do hereby certify that at a duly called and held meeting of the Board of Directors of National Applied Computer Technologies held on the ___ day of _______________, 19__, a quorum being present, the foregoing agreement was duly submitted to and approved by said Board of Directors, and that said Board of Directors thereupon authorized and directed the President and Secretary of said Corporation to execute and deliver said agreement as the valid and binding obligation of National Applied Computer Technologies for and on its behalf, and that the resolution of said Board of Directors so providing is still in full force and effect and has not been revoked.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of National Applied Computer Technologies this ___ day of_____________, 19_____.

                                    National Applied Computer Technologies
                                  _________________________________________
                                                 Corporate Name


                                  _________________________________________
                                                   Secretary